CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT FILED WITH THE COMMISSION UNDER RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                        COLLABORATIVE ALLIANCE AGREEMENT


         THIS COLLABORATIVE ALLIANCE AGREEMENT (the "Agreement") is made as of June 26, 1998 (the "Effective Date") by and between GENEMEDICINE, INC., a Delaware corporation ("GENEMEDICINE"), and BIOJECT, INC., an Oregon corporation ("BIOJECT").

                                    RECITALS

          WHEREAS, GENEMEDICINE possesses substantial experience and expertise in gene delivery and gene expression;

         WHEREAS, BIOJECT possesses substantial experience and expertise in the discovery, design and development of needle-free injection devices for the administration of prophylactic and therapeutic products;

          WHEREAS, GENEMEDICINE and BIOJECT wish to engage in a [* * *] collaborative alliance to validate and co-promote BIOJECT's needle-free injection devices in combination with GENEMEDICINE's proprietary gene delivery systems, to seek patent protection for such combined devices and delivery systems, and to develop and commercialize prophylactic and therapeutic, non-viral genetic vaccine products using such combined devices and delivery systems;

         WHEREAS, GENEMEDICINE and BIOJECT wish to enter into this Agreement to establish such collaborative alliance on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    AGREEMENT

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "Affiliate" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which owns, is owned by or is under common ownership with a party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to any party, shall mean the possession (directly or indirectly) of more than 50% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

         1.2 "BIOJECT Know-How" means all Know-How which is not covered by the BIOJECT Patent Rights but is necessary or appropriate to develop, manufacture and commercialize Products in the Field, and which is under the Control of BIOJECT as of the Effective Date or during the Term, including, without limitation, Know-How covering BIOJECT's Dermal Devices, Biojectors and other proprietary NFIDs.

         1.3 "BIOJECT Patent Rights" means all Patent Rights necessary or appropriate to develop, manufacture and commercialize Products in the Field, which are under the Control of BIOJECT as of the Effective Date or during the Term, including, without limitation, Patent Rights covering BIOJECT's Dermal Devices, Biojectors and other proprietary NFIDs, but excluding the Joint Patent Rights. The BIOJECT Patent Rights as of the Effective Date are set forth on Exhibit A.

         1.4 "BIOJECT Technology" means the BIOJECT Patent Rights and the BIOJECT Know-How.

         1.5 "Biojector" means any BIOJECT NFID designed and used for the intra-muscular and/or subcutaneous administration of therapeutic products.

         1.6 "Collaborative Alliance" means the activities of the parties carried out in performance of, and the relationship between the parties established by, this Agreement.

         1.7 "Confidential Information" means any confidential information (including information related to the GENEMEDICINE Technology, the BIOJECT Technology or any information generated during the course of the Collaborative Alliance) of a party relating to any use, process, method, compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving party can prove by competent and contemporaneous written evidence:

               (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

               (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

               (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

               (d) is independently developed by the receiving party without knowledge of, and without the aid, application or use of, the disclosing party's Confidential Information; or

               (e) is the subject of a written permission to disclose provided by the disclosing party.

          1.8 "Contributed Technology" means the GENEMEDICINE Technology or the BIOJECT Technology, as applicable.

          1.9 "Control" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

          1.10 "Corporate Partner" means any company or entity that has therapeutic or prophylactic product revenues in excess of [* * *] per year.

          1.11 "Dermal Device" means any NFID that primarily reproducibly delivers a drug or drug formulation to the dermis/epidermis.

          1.12 "Direct Competitor" means any corporation or entity that is a direct competitor of GENEMEDICINE in the Field, as set forth on a list developed by the parties pursuant to Section 4.3 and approved by the Steering Committee from time to time during the Term.

          1.13 "Field" means therapeutic and prophylactic, non-viral genetic vaccine applications.

          1.14 "Gene Delivery System" means any gene delivery system composed of one or more of the following elements: polymers, cationic lipids, targeting ligands and endosomal release peptides that control the stability, distribution, access, recognition, uptake and intracellular trafficking of a plasmid by a target cell.

          1.15 "GENEMEDICINE Know-How" means all Know-How which is not covered by the GENEMEDICINE Patent Rights but is necessary or appropriate to develop, manufacture and commercialize Products in the Field, and which is under the Control of GENEMEDICINE as of the Effective Date or during the Term, including, without limitation, Know-How covering GENEMEDICINE's proprietary Gene Delivery Systems.

          1.16 "GENEMEDICINE Patent Rights" means all Patent Rights necessary or appropriate to develop, manufacture and commercialize Products in the Field, which are under the Control of GENEMEDICINE as of the Effective Date or during the Term, including, without limitation, Patent Rights covering GENEMEDICINE's proprietary Gene Delivery Systems, but excluding the Joint Patent Rights. The GENEMEDICINE Patent Rights as of the Effective Date are set forth on Exhibit B.

          1.17 "GENEMEDICINE Technology" means the GENEMEDICINE Patent Rights and the GENEMEDICINE Know-How.

          1.18 "Joint Patent Rights" means all Patent Rights covering all inventions conceived of and reduced to practice during the Term jointly by employees or agents of BIOJECT and employees or agents of GENEMEDICINE.

          1.19 "Know-How" means all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether or not patentable, which are not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, and scientific research information.

          1.20 "NFID" means any needle-free injection device that relates to an apparatus that is capable of injecting material through and/or to the skin of a mammal into the tissue by gas and/or mechanical pressure.

          1.21 "Patent Rights" means all rights under patents and patent applications, and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts of the foregoing.

          1.22 "Product" means any product comprised of a NFID and a Gene Delivery System, which is covered by, based on or incorporates both GENEMEDICINE Technology and BIOJECT Technology.

          1.23 "Steering Committee" means the committee  established pursuant to
Section 3.1.

          1.24 "Term" has the meaning set forth in Section 10.1.

          1.25 "Third Party" means any entity other than GENEMEDICINE or BIOJECT or an Affiliate of GENEMEDICINE or BIOJECT.

                                    ARTICLE 2
                         SCOPE OF COLLABORATIVE ALLIANCE

          2.1 Objectives. During the Term, GENEMEDICINE and BIOJECT will participate in a [* * *] collaborative alliance to validate and co-promote BIOJECT's needle-free injection devices in combination with GENEMEDICINE's proprietary gene delivery systems, to seek patent protection for such combined devices and delivery systems, and to develop and commercialize prophylactic and therapeutic, non-viral genetic vaccine products using such combined devices and delivery systems. Each party will utilize the Contributed Technology to develop Products in the Field. Products developed under the Collaborative Alliance are intended to be commercialized by Corporate Partners, in accordance with the terms and conditions set forth herein.

          2.2 [* * *].

               (a) During the Term and subject to Section 2.2(b), GENEMEDICINE hereby agrees that it will not [* * *] a [* * *] using any [* * *] with GENEMEDICINE's [* * *] in the [* * *]. Notwithstanding the foregoing, in the event a [* * *] decides to [* * *] (rather than a [* * *]) for a particular indication (e.g. [* * *]), (i) GENEMEDICINE shall have the right to [* * *] a [*
* *] with such [* * *] to use such [* * *] with GENEMEDICINE's [* * *] for such indication, and (ii) if GENEMEDICINE [* * *] to any of its [* * *] to such [* * *] for such indication, BIOJECT shall have the right to [* * *] a [* * *] with a [* * *], including a [* * *], to use [* * *] with a [* * *] for such indication.

               (b) During the Term and subject to Section 2.2(a), BIOJECT hereby agrees that it will not [* * *] a [* * *] with any [* * *] in the [* * *]. Notwithstanding the foregoing, (i) BIOJECT may [* * *] a [* * *] with a [* * *] who has an [* * *] established prior to the Effective Date with a [* * *], or
(ii) in the event a [* * *] decides to use either its own [* * *] or a [* * *] (rather than a [* * *]) for a particular indication, (A) BIOJECT shall have the right to [* * *] a [* * *] with such [* * *] to use such [* * *] or [* * *] with [* * *] for such indication, and (B) if BIOJECT [* * *] to its [* * *] to such [* * *] for such indication, GENEMEDICINE shall have the right to [* * *] a [* * *] with a [* * *] to use [* * *] with a [* * *] for such indication.

               (c) For the avoidance of doubt, it is understood by both parties that, before either party may [* * *] with a [* * *] (other than a [* * *]) that has or is contemplating [* * *] in the [* * *], such party must present information regarding such [* * *] and [* * *] to, and receive approval by, the Steering Committee.

               (d)  Neither  party  shall  be  entitled  to use the  Contributed
Technology of the other party in connection with the business relationships contemplated under this Section 2.2. Notwithstanding the foregoing, except as specifically provided herein, all activities of the parties outside of the Collaborative Alliance are outside of the scope of this Agreement, and nothing herein is intended to limit GENEMEDICINE or its Affiliates from using the GENEMEDICINE Technology and any Joint Patent Rights or BIOJECT or its Affiliates from using the BIOJECT Technology and any Joint Patent Rights for other purposes.

                                    ARTICLE 3
                               STEERING COMMITTEE

          3.1 Formation. The activities of the parties under the Collaborative Alliance shall be managed by the Steering Committee, which shall be comprised of two representatives appointed by GENEMEDICINE and two representatives appointed by BIOJECT. Such representatives shall be senior members of management from each of the parties. Either party may appoint substitute or replacement members of the Steering Committee to serve as their representatives upon notice to the other party. The Steering Committee shall oversee the activities of the parties under the Collaborative Alliance and shall have the responsibility and authority to (a) coordinate and monitor the progress of the Collaborative Alliance, (b) encourage and facilitate communication, cooperation and technology integration between the parties in the performance of the Collaborative Alliance, (c) coordinate promotional efforts of the parties to identify, contact and negotiate with Corporate Partner candidates, (d) determine from time to time during the Term if any corporation or entity is a Direct Competitor, and (e) evaluate and approve additional animal and/or human studies that may be financed jointly by GENEMEDICINE and BIOJECT in the course of the Collaborative Alliance.

          3.2 Meetings. The Steering Committee will initially meet at least three times per year at locations and times to be determined by the Steering Committee, with the intent of meeting at alternating locations in The Woodlands, Texas and Portland, Oregon, with each party to bear all travel and related costs for its representatives. Each meeting shall be chaired by a Steering Committee member from the host party.

          3.3 Decision-Making Process. Each member of the Steering Committee shall have one vote, and decisions by the Steering Committee shall be made by a majority vote. Any disagreement among members of the Steering Committee will be resolved within the Steering Committee based on the efficient achievement of the objectives of this Agreement. Any disagreement which cannot be resolved by a majority vote of the Steering Committee shall be referred to the Chief Executive Officer or President of each of GENEMEDICINE and BIOJECT for resolution under
Article 12. It is the intent of the parties to resolve issues through the Steering Committee whenever possible and to refer issues to the Chief Executive Officer or President of each of GENEMEDICINE and BIOJECT only when resolution through the Steering Committee cannot be achieved. In particular, in the event the Steering Committee fails to reach a decision as to whether a corporation or entity is a Direct Competitor, the Chief Executive Officer or President of each of GENEMEDICINE and BIOJECT shall render a definitive decision within 10 business days after being notified that the Steering Committee has failed to reach a decision.

                                    ARTICLE 4
                   ACTIVITIES UNDER THE COLLABORATIVE ALLIANCE

          4.1 GENEMEDICINE Contributions. Unless otherwise agreed upon by the Steering Committee, GENEMEDICINE will conduct, at its own expense, animal studies involving BIOJECT's NFIDs (including Dermal Devices and Biojectors) in combination with GENEMEDICINE's proprietary Gene Delivery Systems. GENEMEDICINE will own all data generated from these studies, which shall be considered Confidential Information of GENEMEDICINE, but will disclose such data to BIOJECT solely for the purpose of entering into collaborative business relationships with Third Parties in accordance with this Agreement.

          4.2 BIOJECT Contributions. BIOJECT will supply to GENEMEDICINE NFIDs (including Dermal Devices and Biojectors) and associated reagents and supplies, at no cost to GENEMEDICINE, to perform animal studies under the Collaborative Alliance. BIOJECT will use commercially reasonable and diligent efforts, at its expense, to assist GENEMEDICINE in the development and enhancement of BIOJECT NFIDs that are compatible with GENEMEDICINE's proprietary Gene Delivery Systems (e.g. no or minimal DNA shearing and reproducible performance).

          4.3 Initial Meeting. Within 30 business days following the Effective Date, representatives from each party shall meet at GENEMEDICINE's offices in The Woodlands, Texas to (a) develop a patent strategy for the Contributed Technology and (b) develop a list of companies considered Direct Competitors. It is understood that the list of Direct Competitors may be revised from time to time to reflect the appropriate Direct Competitors and that the Steering Committee is responsible for approving any modification to the list of Direct Competitors.

          4.4 [* * *]. GENEMEDICINE will conduct a [* * *] the [* * *] to a [* * *] known as the [* * *]. GENEMEDICINE and BIOJECT will share equally the costs and expenses of such [* * *], and will own jointly the [* * *] from the such [*
* *]. The total cost of such [* * *] shall not exceed [* * *].

          4.5 Additional Studies. GENEMEDICINE will conduct any additional animal and/or human studies in the course of the Collaborative Alliance approved in writing by GENEMEDICINE and BIOJECT. GENEMEDICINE and BIOJECT will share equally the costs and expenses of any such additional studies, and will own jointly the data generated from any such studies.

          4.6 Funding. Each party will bear all of its own costs and expenses with respect to the activities performed by such party pursuant to the Collaborative Alliance (e.g. promotional efforts, manufacture of plasmids and formulated plasmids, NFIDs and patent costs).

          4.7 Mutual Responsibilities; Cooperation. Each party shall use commercially reasonable and diligent efforts to perform its responsibilities under the Collaborative Alliance. As used herein, the term "commercially reasonable and diligent efforts" will mean, unless the parties agree otherwise, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other products of similar scientific and commercial potential within the relevant product lines of the parties. Upon reasonable advance notice, each party agrees to make its employees and non-employee consultants reasonably available at their respective places of employment to consult with the other party on issues arising during the Collaborative Alliance and in connection with any request from any regulatory agency, including, without limitation, regulatory, scientific, technical and clinical testing issues.

          4.8 Availability of Resources. Each party will maintain laboratories, offices and all other facilities reasonably necessary to carry out the activities to be performed by such party pursuant to the Collaborative Alliance.

          4.9 Disclosure; Reports. Each party shall make available and disclose to the other party promptly after the Effective Date all GENEMEDICINE Know-How or BIOJECT Know-How, as applicable, known by such party as of the Effective Date. During the Term, (a) each party will share all research data and results with the other party promptly after such data and results become available, and
(b) the parties will exchange, at a minimum, quarterly written reports (with copies to the Steering Committee) presenting a meaningful summary of the activities performed by such party pursuant to the Collaborative Alliance. In addition, on reasonable request by a party, the other party shall make presentations of its activities under this Agreement to inform such party of the details of the work performed under this Agreement during the Term. Know-How and other information disclosed by one party to the other party pursuant hereto may be used only in accordance with the rights granted under this Agreement.

                                    ARTICLE 5
                                GRANT OF LICENSES

          5.1 Research License to BIOJECT. Subject to the terms and conditions of this Agreement and during the Term, GENEMEDICINE grants to BIOJECT a royalty-free, worldwide, non-exclusive, non-sublicensable, non-transferable license under the GENEMEDICINE Technology for the sole purpose of performing its duties and obligations under the Collaborative Alliance.

          5.2 Research License to GENEMEDICINE. Subject to the terms and conditions of this Agreement and during the Term, BIOJECT grants to GENEMEDICINE a royalty-free, worldwide, non-exclusive, non-sublicensable, non-transferable license under the BIOJECT Technology for the sole purpose of performing its duties and obligations under the Collaborative Alliance.

                                    ARTICLE 6
                              CORPORATE PARTNERING

          6.1 Co-Promotion. The parties agree to co-promote Products in the Field resulting from the Collaborative Alliance to Corporate Partners. To this end, the parties will use commercially reasonable and diligent efforts to identify, contact and negotiate with Corporate Partners. The Steering Committee shall direct and coordinate such efforts of the parties. The parties will use commercially reasonable and diligent efforts to ensure that joint presentations are provided to each Corporate Partner. In the event that a party is unable to attend a presentation to a Corporate Partner, such party's role in the Collaborative Alliance will be acknowledged during the presentation. BIOJECT and GENEMEDICINE will develop a mutually acceptable standard promotional package that either party may present to a Corporate Partner.

          6.2 Business Proposals; Negotiations. Following the presentation described in Section 6.1 and upon request by a Corporate Partner for a business proposal relating to a Product in the Field, [* * *] shall (a) [* * *] a business proposal to present to such Corporate Partner, (b) submit such business proposal to such Corporate Partner, and (c) [* * *] with such Corporate Partner [* * *]; provided, however, that (i) [* * *] all negotiations with such Corporate Partner, and (ii) any agreement with a Corporate Partner that [* * *] shall be subject to [* * *]. Under all circumstances, the terms and conditions of any agreement to be entered into by the parties with a Corporate Partner will be subject to the approval of both parties. In any event, the parties agree to evaluate in good faith each negotiation and to devise a negotiating strategy that is mutually acceptable to the parties.

          6.3 [* * *]. The parties anticipate that each party's [* * *] will be licensed to a Corporate Partner as [* * *]. However, subject to Section 2.2, in the event that a Corporate Partner [* * *] of [* * *], [* * *] may negotiate and enter into a business relationship with such Corporate Partner with respect to [* * *].

          6.4 BIOJECT  Support  Services.  In the event any of  BIOJECT's  NFIDs
(including Dermal Devices and Biojectors) are sold to, or purchased by, a Corporate Partner for use with GENEMEDICINE's proprietary Gene Delivery Systems, BIOJECT shall provide support services, at its expense, to GENEMEDICINE in accordance with BIOJECT's standard practices.

                                    ARTICLE 7
                         PATENT RIGHTS AND INFRINGEMENT

          7.1 Ownership of Patent Rights. Ownership of inventions conceived of or reduced to practice in the course of the Collaborative Alliance shall be determined in accordance with the rules of inventorship under United States patent laws. BIOJECT shall own all BIOJECT Technology and all inventions conceived of and reduced to practice in the course of the Collaborative Alliance during the Term solely by its employees and agents, and all patent applications and patents claiming such inventions. GENEMEDICINE shall own all GENEMEDICINE Technology and all inventions conceived of and reduced to practice in the course of the Collaborative Alliance during the Term solely by its employees and agents, and all patent applications and patents claiming such inventions. All Joint Patent Rights shall be owned jointly by BIOJECT and GENEMEDICINE; provided, however, that, during the Term, BIOJECT shall not license to any Direct Competitor any Joint Patent Rights claiming methods of use of a NFID conceived of or reduced to practice in the course of the Collaborative Alliance.

          7.2 Prosecution and Maintenance of Patent Rights.

               (a) GENEMEDICINE shall be responsible, at its own expense, for the filing, prosecution and maintenance of all patent applications and patents within the GENEMEDICINE Patent Rights and any inventions conceived of and reduced to practice in the course of the Collaborative Alliance during the Term solely by its employees and agents. BIOJECT shall be responsible, at its own expense, for the filing, prosecution and maintenance of all patent applications and patents within the BIOJECT Patent Rights and any inventions conceived of and reduced to practice in the course of the Collaborative Alliance during the Term solely by its employees and agents. Each party shall consider in good faith the requests and suggestions of the other party with respect to strategies for filing, prosecuting and maintaining such patent applications and patents. The inventing party shall keep the other party informed of progress with regard to the filing, prosecution, maintenance, enforcement and defense of patents applications and patents subject to this Section 7.2(a). In the event that either party desires to abandon any patent application or patent within the Patent Rights of such party, or if such party later declines responsibility for any such patent application or patent, such party shall provide reasonable prior written notice to the other party of such intention to abandon or decline responsibility, and the other party shall have the right, at its own expense, to file, prosecute, and maintain such patent application or patent.

               (b) The Steering Committee shall determine which party shall be responsible for the filing, prosecution and maintenance of patent applications and patents within the Joint Patent Rights on a case by case basis, with the understanding that it is the parties' intent that GENEMEDICINE will be responsible for the filing, prosecution and maintenance of patent applications and patents within the Joint Patent Rights related to gene delivery and gene expression and BIOJECT will be responsible for the filing, prosecution and maintenance of patent applications and patents within the Joint Patent Rights related to NFIDs. In the event that a party responsible for the filing, prosecution and maintenance of any patent application or patent within the Joint Patent Rights desires to abandon such patent application or patent, or if such party later declines responsibility for such patent application or patent, such party shall provide reasonable prior written notice to the other party of its intention to abandon or decline responsibility, and the other party shall have the right, but not the obligation, to prepare, file, prosecute, and maintain any such patent application or patent within the Joint Patent Rights. The parties shall share equally the costs of filing, prosecuting and maintaining patents or patent applications within the Joint Patent Rights.

          7.3 Cooperation of the Parties. Each party agrees to cooperate fully in the preparation, filing, and prosecution of any Patent Rights under this Agreement. Such cooperation includes, but is not limited to:

               (a) executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of Patent Rights set forth in Section 7.1 and to enable the other party to apply for and to prosecute patent applications in any country; and

               (b) promptly informing the other party of any matters coming to such party's attention that may affect the preparation, filing, or prosecution of any such patent applications.

         7.4      Enforcement Rights.

               (a) Infringement of Third Party Rights. GENEMEDICINE and BIOJECT shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties in connection with the Collaborative Alliance infringes or may infringe the intellectual property rights of such Third Party. GENEMEDICINE shall have the right to control the defense of any claims with respect to the GENEMEDICINE Technology at its own expense and by counsel of its own choice. BIOJECT shall have the right to control the defense of any claims with respect to the BIOJECT Technology at its own expense and by counsel of its own choice. In the event that such matter includes claims with respect to the Joint Patent Rights, the party responsible for prosecution and maintenance of the applicable Joint Patent Rights under Section 7.2(b) shall have the right to control the defense of such claims by counsel of its own choice and the parties shall share equally the costs with respect thereto. If either party fails to proceed in a timely fashion with regard to the defense of any claims with respect to the Contributed Technology, the other party shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and such party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this Section 7.4(a) in a manner that diminishes the rights or interests of the other party or obligates the other party to make any payment or take any action without the consent of such other party.

               (b) Infringement by Third Parties. GENEMEDICINE and BIOJECT shall promptly notify the other in writing of any alleged or threatened infringement of any patent included in the GENEMEDICINE Patent Rights, the BIOJECT Patent Rights or the Joint Patent Rights of which they become aware. GENEMEDICINE shall have the right to institute, prosecute and control any action or proceeding with respect to infringement of any patent included in the GENEMEDICINE Patent Rights at its own expense and by counsel of its own choice. BIOJECT shall have the right to institute, prosecute and control any action or proceeding with respect to infringement of any patent included in the BIOJECT Patent Rights at its own expense and by counsel of its own choice. In the event any patent included in the Joint Patent Rights is infringed by a Third Party, the party responsible for prosecution and maintenance of the applicable Joint Patent Rights under Section 7.2(b) shall have the right to institute, prosecute and control any action or proceeding with respect to such patent, and the parties shall share equally in the expenses thereof. With respect to infringement of any patent included in the Patent Rights of either party, if such party fails to bring an action or proceeding within (a) 60 days following the notice of alleged infringement or
(b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, the other party shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and such party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any patent infringement litigation under this Section 7.4(b) in a manner that diminishes the rights or interests of the other party without the consent of such other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of GENEMEDICINE and BIOJECT, shall belong to the party who brought the action.

                                    ARTICLE 8
                          CONFIDENTIALITY; PUBLICATIONS

          8.1 Nondisclosure. During the Term and for a period of three years thereafter, each party shall maintain all Confidential Information of the other party as confidential and shall not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose, except (a) as expressly authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing party shall use commercially reasonable efforts to obtain confidential treatment of any such information required to be disclosed), or (c) to its Affiliates, employees, agents, consultants and other representatives to accomplish the purposes of this Agreement, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the other party's Confidential Information. Each party will promptly notify the other party upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

          8.2 Publications. Each party recognizes that the publication of papers regarding results of the research and development activities performed pursuant to the Collaborative Alliance, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the parties to maintain the confidentiality of any Confidential Information included in any foreign patent application until such foreign patent application has been published. Accordingly, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Collaborative Alliance and/or includes Confidential Information of the other party. Before any such paper is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least 45 days prior to submitting the paper to a publisher. The receiving party shall review any such paper and give its comments to the publishing party within 30 days of the delivery of such paper to the receiving party. With respect to oral presentation materials and abstracts, the parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than 30 days from the date of delivery to the receiving party. The publishing party shall comply with the other party's request to delete references to such other party's Confidential Information in any such paper and agrees to withhold publication of same for an additional 180 days to permit the parties to obtain patent protection, if either of the parties deem it necessary, in accordance with the terms of this Agreement. Notwithstanding the foregoing, GENEMEDICINE shall have the right to present and publish all studies using a NFID performed prior to the Effective Date, and BIOJECT shall have the right to present and publish all studies using BIOJECT's NFID with a Direct Competitor's Gene Delivery System performed prior to the Effective Date.

                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

          9.1 Corporate Power. Each party hereby represents and warrants that such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          9.2 Due Authorization. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          9.3 Binding Obligation. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is
enforceable  in  accordance  with  its  terms.   The  execution,   delivery  and
performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

          9.4 Limitation on Warranties. Nothing herein shall be construed as a representation or warranty by either party to the other that any Contributed Technology under the Control of such party is valid, enforceable, or not infringed by any Third Party, or that the practice of such rights does not infringe any intellectual property right of any Third Party. Neither party makes any warranties, express or implied, concerning the success of the Collaborative Alliance or the commercial utility of any Products.

          9.5 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          9.6 Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE COLLABORATIVE ALLIANCE.

          9.7 Mutual Indemnification. Each party hereby agrees to save, defend, indemnify and hold harmless the other party and its officers, directors, employees, consultants and agents from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees ("Losses"), to which the indemnified parties may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of, or are based upon, the use of an indemnifying party's Contributed Technology by the indemnified party or its Affiliates, except to the extent such Losses result from the gross negligence or willful misconduct of the party claiming a right of indemnification under this
Section 9.7. In the event either party seeks indemnification under this Section 9.7, it shall inform the other party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the other party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other party) in the defense of the claim.

                                   ARTICLE 10
                              TERM AND TERMINATION

          10.1 Term. This Agreement shall begin on the Effective Date and shall continue for 18 months from the Effective Date, unless extended or terminated earlier by mutual written agreement of the parties (the "Term"). The parties agree to meet and evaluate whether to extend the Term under mutually acceptable terms at least 60 days prior to the end of the Term.

          10.2 Termination for Cause. Either party may terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

               (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reconstruction or amalgamation);

               (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within 30 days after written notice thereof by the non-breaching party; or

               (c) Upon or after the transfer or sale of all or substantially all of the business of the other party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, except to an Affiliate, following 60 days' prior written notice to the other party.

          10.3 Effect of Expiration or Termination.

               (a) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the parties under Sections 7.1, 8.1, 9.4, 9.5, 9.6, 9.7 and 10.3 and Articles 1, 12 and 13 shall survive expiration or termination of this Agreement.

               (b) Upon termination of this Agreement by GENEMEDICINE pursuant to Section 10.2, Section 2.2(b) shall survive for a period of 18 months from the Effective Date. Upon termination of this Agreement by BIOJECT pursuant to
Section 10.2, Section 2.2(a) shall survive for a period of 18 months from the Effective Date.

               (c) Upon expiration or termination of this Agreement, each party shall cease all activities under the Collaborative Alliance, except for activities required for each party to fulfill its obligations under any agreement with a Corporate Partner; provided, however, that BIOJECT will have a non-exclusive, worldwide, fully-paid, irrevocable license to use information generated from animal and/or human studies involving BIOJECT's NFIDs (including Dermal Devices and Biojectors) in combination with GENEMEDICINE's proprietary Gene Delivery Systems in the course of the Collaborative Alliance to enter into collaborative business relationships with Third Parties.

               (d) Upon expiration or termination of this Agreement and for a period of six months thereafter, each party will use commercially reasonable efforts to include the other party in any collaborative agreement with any Third Party in the Field. Notwithstanding the foregoing, a party may proceed with a collaborative agreement with a Third Party without obligation to the other party if such Third Party does not wish to enter into a collaborative agreement with the other party.

               (e) In the event of the bankruptcy, insolvency, dissolution or winding up of a party (other than dissolution or winding up for the purposes of reconstruction or amalgamation), all rights of such party in the Joint Patent Rights shall hereby be assigned to the other party to this Agreement, or, if such assignment is prohibited, such party shall hereby grant to such other party an exclusive, worldwide, fully-paid, irrevocable license to the Joint Patent Rights.

                                   ARTICLE 11
                                    PUBLICITY

          11.1 Publicity Review. BIOJECT and GENEMEDICINE will jointly discuss and agree, based on the principles of Section 11.2, on any statement to the public regarding the execution and the subject matter of this Agreement or any other aspect of this Agreement, except with respect to disclosures required by law or regulation. Within 30 days following the Effective Date, the parties shall issue a joint press release. Neither party shall use the name of the other party in any public statement, prospectus, annual report, or press release without the prior written approval of the other party, which may not be unreasonably withheld or delayed; provided, however, that either party may use the name of the other party in any public statement, prospectus, annual report, or press release without the prior written approval of the other party, if such party is advised by counsel that such disclosure is required to comply with applicable law.

          11.2 Standards. In the discussion and agreement referred to in Section 11.1, the principles observed by BIOJECT and GENEMEDICINE will be accuracy, the requirements for confidentiality under Section 8.1, the advantage a competitor of BIOJECT or GENEMEDICINE may gain from any public or Third Party statements under Section 11.1, the requirements of disclosure under any securities laws or regulations of the United States, including those associated with public offerings, and the standards and customs in the pharmaceutical industry for such disclosures by companies comparable to BIOJECT and GENEMEDICINE.

                                   ARTICLE 12
                               DISPUTE RESOLUTION

          12.1 Disputes. The parties recognize that disputes as to certain matters may from time to time arise which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Section
12.1 if and when such a dispute arises between the parties.

          12.2 Procedures. If any dispute arises between the parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within 30 days of a written request by either party to the other party, the parties agree to hold a meeting, attended by the Chief Executive Officer or President of each party, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within 60 days after such written request, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitrations. The arbitration proceedings shall be held in Wilmington, Delaware. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with the AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall prepare and deliver to the parties a written, reasoned opinion conferring its decision. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof.

                                   ARTICLE 13
                                  MISCELLANEOUS

          13.1 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder nor a party's interest in the Joint Patent Rights may be assigned or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent (a) to an Affiliate, (b) in connection with the transfer or sale of all or substantially all of the assets relating to the subject matter of this Agreement to another party, or (c) in the event of a merger or reorganization of such party with or into another party, and, in the event of such assignment, the assigning party shall provide written notice to the other party within 30 days after such assignment. In the event of such transaction, however, intellectual property rights (including Know-How) of a party to such transaction other than one of the parties to this Agreement (the "Acquiring Party"), shall not be included in the Contributed Technology licensed hereunder. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

          13.2 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

          13.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed entirely within the State of Delaware by Delaware residents, and the laws of the United States.

          13.4 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

          13.5 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

         If to GENEMEDICINE:                GENEMEDICINE, INC.
                                            8301 New Trails Drive
                                            The Woodlands TX  77381-4248
                                            Attn:  President
                                            Phone No. (281) 364-1150
                                            Fax No. (281) 364-0858

         If to BIOJECT:                     BIOJECT, INC.
                                            7620 S.W. Bridgeport Road
                                            Portland, Oregon  97224
                                            Attn:  President
                                            Phone No. (503) 639-7221
                                            Fax No. (503) 624-9002

Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

          13.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          13.7 Independent Contractors. It is expressly agreed that GENEMEDICINE and BIOJECT shall be independent contractors and that the relationship between the two parties shall not constitute a partnership or agency of any kind. Neither GENEMEDICINE nor BIOJECT shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party.

          13.8 Entire Agreement; Amendment. This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

          13.9 Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

          13.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.


BIOJECT, INC.                        GENEMEDICINE, INC.



By: /s/ James O'Shea                 By: /s/ Norman Hardman

Name: James O'Shea                   Name: Norman Hardman

Title: President and Chairman,       Title: President and COO
       Chief Executive Officer

                                    EXHIBIT A

                              BIOJECT PATENT RIGHTS

        PATENT NUMBER           COUNTRY               ISSUE DATE
       -------------         -------------         -----------------
                                [* * *]

                                    EXHIBIT B

                           GENEMEDICINE PATENT RIGHTS